Exhibit 10.3

CALIFORNIA
WATER SERVICE GROUP
INVESTING FOR LIFE

1720 N. First Street, San Jose, CA 95112 • 408.367.8200

SUPPLEMENTAL CONFIRMATION

Date: September 2, 2026

To: California Water Service Group
1720 North First Street
San Jose, California 95112
E-mail: rstevenson@calwater.com; nvanegas@calwater.com
Attention: Rob Stevenson and Nehoma Vanegas

From: Wells Fargo Bank, National Association
30 Hudson Yards
New York, NY 10001-2170
Email: CorporateDerivativeNotifications@wellsfargo.com

Ladies and Gentlemen:

This Supplemental Confirmation is the Supplemental Confirmation contemplated by the Master Confirmation for Share Forward Transactions dated as of May 14, 2025 (the "***Master Confirmation***") between California Water Service Group and Wells Fargo Bank, National Association. The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Counterparty and Dealer as of the Trade Date for the Transaction referenced below. This Supplemental Confirmation supplements, forms part of and is subject to the Master Confirmation.

Terms not defined herein shall have the meaning ascribed to them in the Master Confirmation. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified herein.

The terms of the Transaction to which this Supplemental Confirmation relates and for all purposes under the Confirmation:

(a) The Trade Date is September 9, 2026

(b) The Number of Shares shall be as set forth in the Pricing Notification, to be the aggregate number of Shares sold through the Agent pursuant to the Equity Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date; provided that the Number of Shares shall not exceed 400,000;

(c) The Minimum Number of Settlement Shares is 100,000;

(d) The Minimum Price at which Shares may be sold: $48.50 gross

(e) The Hedge Completion Date is September 15, 2026;

(f) The Initial Forward Price shall be an amount in USD as set forth in the Pricing Notification, to be 99% of the volume weighted average price at which the Shares are sold through the Agent pursuant to the Equity Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, adjusted as the Calculation Agent determines appropriate to (i) reflect on each relevant day the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day (which, for the avoidance of doubt, may be based on sales of Forward Hedge Shares that have settled) and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date occurring on or before the Hedge Completion Date;

(g) The Final Date is September 15, 2027;

(h) The Spread is 75 basis points per annum;

(i) The Forward Price Reduction Dates and the Forward Price Reduction Amounts are as follows:

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0
November 9, 2026	USD 0.3350
February 8, 2027	USD 0.3650 (Estimated)
May 10, 2027	USD 0.3650 (Estimated)
August 9, 2027	USD 0.3650 (Estimated)

(j) The Borrow Cost Threshold is 50 basis points per annum;

(k) The Notice Period is two Scheduled Trading Days; and

(l) The Maximum Borrow Cost is 200 basis points per annum.

[*Signature Pages Follow*]

CALIFORNIA
WATER SERVICE GROUP
INVESTING FOR LIFE

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Supplemental Confirmation for that purpose and returning it to us.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: Christine Roemer
Name: Christine Roemer
Title: Managing Director

Confirmed as of the date first above written:

CALIFORNIA WATER SERVICE GROUP

By: [signature]
Name: James P. Lynch
Title: Sr. VP, CFO & Treasurer